Exhibit 99.1

Prestige Consumer Healthcare Inc. Announces New $25 Million Share Repurchase Program, Participation in the Raymond James Institutional Investors Conference

TARRYTOWN, N.Y.--(GLOBE NEWSWIRE)—March 2, 2020-- Prestige Consumer Healthcare Inc. (NYSE:PBH) today announced that the Company’s Board of Directors authorized the repurchase of up to $25.0 million of the Company’s issued and outstanding common stock. Separately, the Company plans to present at the Raymond James Institutional Investors Conference at 8:40 a.m. ET today, March 2nd.

Ron Lombardi, Chief Executive Officer of Prestige Consumer Healthcare, said, "Today’s share repurchase program announcement demonstrates the Board and management’s continued confidence in the long-term growth prospects of Prestige and our proven three pillar strategy focused around organic growth, free cash flow and capital allocation to drive shareholder value. The authorized repurchases are part of the ongoing commitment to a disciplined and opportunistic capital deployment strategy that is enabled by our robust financial profile. We look forward to discussing our business strategy in greater detail at the Raymond James conference later today.”

Share Repurchase Details

Under the approved authorization, the Company may purchase common stock through March 2021 utilizing one or more open market transactions, transactions structured through investment banking institutions, in privately-negotiated transactions, by direct purchases of common stock or a combination of the foregoing in compliance with the applicable rules and regulations of the Securities and Exchange Commission.

The timing of the purchases and the amount of stock repurchased is subject to the Company's discretion and will depend on market and business conditions, applicable legal and credit requirements and other corporate considerations, including the Company’s historical strategy of pursuing accretive acquisitions and deleveraging.

41st Annual Raymond James Conference

The Company is presenting at the Raymond James 41st Annual Institutional Investors Conference today, March 2nd at 8:40 a.m. ET. The presentation will be webcast live and can be accessed on the Company’s website, www.prestigeconsumerhealthcare.com, and will remain available as an archived replay for one week following the presentation date.

About Prestige Consumer Healthcare Inc.

Prestige Consumer Healthcare markets, sells, manufactures and distributes consumer healthcare products to retail outlets throughout the U.S. and Canada, Australia, and in certain other international markets. The Company’s diverse portfolio of brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Fleet® enemas and glycerin suppositories, Chloraseptic® and Luden's® sore throat treatments and drops, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, Boudreaux’s Butt Paste® diaper rash ointments, Nix® lice treatment, Debrox® earwax remover, Gaviscon® antacid in Canada, and Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigeconsumerhealthcare.com.

Note Regarding Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," "prospects," "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the the Company's expectations regardingorganic growth and free cash flow, the Company’s disciplined capital allocation, the Company’s ability to create value for its stakeholders, and the timing and amount of the Company’s share repurchases. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of the Company’s advertising and promotional and new product development initiatives, customer inventory management initiatives, general economic and business conditions, fluctuating foreign exchange rates, consumer trends, competitive pressures, the impact of the transition to a new third party logistics provider, the ability of the Company’s third party manufacturers and logistics providers and suppliers to meet demand for its products and to reduce costs, market conditions, and the Company’s strategy of pursuing acquisitions and deleveraging. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2019 and other periodic reports filed with the Securities and Exchange Commission.

Investor Relations Contact

Phil Terpolilli, CFA, 914-524-6819

irinquiries@prestigebrands.com